Exhibit 10.16

VALERITAS, INC.

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made and entered into as of June 23, 2014, by and among (i) Valeritas, Inc., a Delaware corporation (the “Company”), (ii) the holders of the Company’s issued and outstanding shares of Series D Preferred Stock and Common Stock listed on Schedule A attached hereto (collectively, the “Investors”), and (iii) the holders of the Company’s issued and outstanding shares of Common Stock and holders of options to acquire the Company’s Common Stock listed on Schedule B attached hereto or who hereafter become party to this Agreement (collectively, the “Other Stockholders” and together with the Investors, the “Stockholders”). The Company, the Investors and the Other Stockholders are individually referred to herein as a “Party” and are collectively referred to herein as the “Parties.” The Company’s Board of Directors is referred to herein as the “Board.” Certain other capitalized terms used in this Agreement but not defined where first used in this Agreement are defined in Section 24 of this Agreement.

WITNESSETH:

WHEREAS, effective as of June 19, 2014, the Company restructured its capitalization through the merger of a wholly-owned subsidiary of Valeritas Holdings, LLC (“Holdings”) into the Company pursuant to the Agreement and Plan of Merger and Reorganization, dated June 9, 2014 (the “Merger”). As a result of the Merger, the Company became a wholly-owned subsidiary of Holdings, and the former holders of capital stock of the Company then outstanding became holders of Holdings membership interests;

WHEREAS, following the effective time of the Merger, the Company’s Certificate of Incorporation then in effect was amended and restated under the Fifth Amended and Restated Certificate of Incorporation (the “Restated Certificate”), which provides that holders of shares of Common Stock and holders of shares of Series D Preferred Stock, voting together as a single class on an as converted to Common Stock basis, shall be entitled to elect the members of the Board;

WHEREAS, concurrently with the execution of this Agreement, the Company and certain of the Investors are entering into a Series D Preferred Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which the Investors are purchasing shares of the Company’s Series D Preferred Stock; and

WHEREAS, the Company, the Investors and the Other Stockholders desire to have their respective voting rights and certain other rights and restrictions governed by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Agreement to Vote. Each Investor, as a holder of shares of Series D Preferred Stock or Common Stock, hereby agrees on behalf of itself and any transferee or assignee of any such shares of Series D Preferred Stock or Common Stock, to hold all of the shares of Series D Preferred Stock and Common Stock registered in its name (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution of such Series D Preferred Stock, and any other voting securities of the Company subsequently acquired by such Investor) (the “Investor Shares”) subject to, and to vote the Investor Shares at a regular or special meeting of stockholders (or by written consent) in accordance with, the provisions of this Agreement. Each Other Stockholder hereby agrees on behalf of itself and any transferee or assignee to hold all of the shares of Common Stock and any other securities of the Company acquired by such Other Stockholder, in the future (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such securities) (the “Other Shares”) subject to, and to vote the Other Shares, if such securities are entitled to vote, at a regular or special meeting of stockholders (or by written consent) in accordance with, the provisions of this Agreement.

2. Board Size. The holders of Investor Shares and Other Shares shall vote, or cause to be voted, at a regular or special meeting of stockholders (or by written consent) such shares that they own (or as to which they have voting power) to ensure that the size of the Board shall be set and remain at nine (9) directors; provided, however, that such Board size may be subsequently increased or decreased pursuant to an amendment of this Agreement in accordance with Section 16 hereof.

3. Election of Directors; Chairman of the Board. In any election of directors of the Company, the Investors and Other Stockholders holding securities of the Company entitled to vote thereon, voting together as a single class on an as converted to Common Stock basis, shall each vote, or cause to be voted, at any regular or special meeting of stockholders (or by written consent), such number of voting securities of the Company then owned by them (or as to which they then have voting power) as may be necessary to elect:

(a) four (4) directors designated by Welsh, Carson, Anderson & Stowe XI, L.P. or its Affiliates for so long as such Persons and their Affiliates continue to own beneficially any shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of Series D Preferred Stock), which individuals shall initially be Daniel Pelak, Paul Queally, Sean Traynor and John Barr;

(b) one (1) director designated by MPM BioVentures IV GP, LLC or its Affiliates for so long as such Persons and their Affiliates continue to own beneficially any shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of Series D Preferred Stock), which individual shall initially be Todd Foley;

(c) one (1) director designated by Pitango Venture Capital Fund V, L.P. or its Affiliates for so long as such Persons and their Affiliates continue to own beneficially any shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of Series D Preferred Stock), which individual shall initially be Ittai Harel;

(d) one (1) director designated by ONSET VI, L.P. or its Affiliates for so long as such Persons and their Affiliates continue to own beneficially any shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of Series D Preferred Stock), which individual shall initially be John Ryan;

(e) one (1) independent director, who is not employed by the Company and not affiliated with any holder of Series D Preferred Stock, designated by WCAS Valeritas Holdings, LLC or its Affiliates (the “Independent Director”) for so long as such Persons and their Affiliates continue to own beneficially any shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of Series D Preferred Stock), which designee shall initially be Steve LaPorte; and

(f) one (1) director who is the Company’s Chief Executive Officer, who shall initially be Kristine Peterson (the “CEO Director”), provided that if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, the Investors and Other Stockholders shall promptly vote their respective voting securities (i) to remove the former Chief Executive Officer from the Board if such person has not resigned as a member of the Board and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director.

To the extent that any of clauses (a) through (e) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Company’s Restated Certificate.

In any election of the Chairman of the Board, the persons that have nominated a director to the Board pursuant to subsections 3(a) through 3(e) above shall use their best efforts to cause any director who has been designated by such persons in accordance with the terms of this Section 3, at any annual or special meeting of the Board, however called, and in any action by written consent of the Board, to vote in favor of the election of a Chairman of the Board nominated by Welsh, Carson, Anderson & Stowe XI, L.P. or its Affiliates pursuant to Section 3(a), who shall initially be Daniel Pelak (the “Chairman”).

4. Removal. Each Stockholder also agrees to vote, or cause to be voted, all Investor Shares and Other Shares owned by such Stockholder, as applicable, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(i) no director elected pursuant to Sections 3(a) through (e) of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote or consent of the Person entitled to designate that director; or (ii) the Person(s) entitled to designate or approve such director is no longer so entitled to designate or approve such director;

(ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 3 shall be filled pursuant to the provisions of Section 3; and

(iii) upon the request of any party entitled to designate a director as provided in Sections 3(a) through (e) to remove such director, such director shall be removed.

5. Transfers; Drag-Along Right; Tag-Along Right.

(a) Transfers. Each Stockholder agrees that it shall not transfer any shares of capital stock of the Company owned by it except as expressly provided in Sections 5(b), (c) and (d). Any transfer or attempted transfer of any such shares in violation of any provision of this Agreement shall be void ab initio, and the Company shall not record any such transfer on its books or treat any purported transferee of such shares as the owner of such shares for any purpose.

(b) Drag-Along Right. In the event that (i) the Board and (ii) (A) prior to the time of a Holdings Liquidation, Holdings or (B) on or after the time of a Holdings Liquidation, the Required Series D Holders, approve a Sale of the Company (as defined below), then each Stockholder hereby agrees with respect to all securities of the Company which it own(s) or otherwise exercises voting or dispositive authority:

(i) in the event such transaction is to be brought to a vote at a stockholder meeting, after receiving proper notice of any meeting of stockholders of the Company to vote on the approval of such Sale of the Company, to be present, in person or by proxy, as a holder of shares of voting securities, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings;

(ii) to vote or cause to be voted (in person, by proxy or by action by written consent, as applicable) all shares of the capital stock of the Company as to which it has beneficial ownership in favor of such Sale of the Company and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(iii) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(iv) to execute and deliver all related documentation and take such other action in support of or to consummate such Sale of the Company as shall reasonably be requested by the Company; and

(v) except for this Agreement, no Stockholder, or any Affiliate thereof, shall deposit any shares of capital stock beneficially owned by such Stockholder, or an Affiliate thereof, in a voting trust or subject any such shares of capital stock to any arrangement or agreement with respect to the voting of such shares of capital stock.

Notwithstanding the foregoing, no Investor shall be required to vote in the manner described by this Section 5(b) unless (i) the net proceeds of such Sale of the Company are to be distributed to stockholders of the Company in accordance with Section 2 of Article IV(B) of the Restated Certificate, (ii) any representation or warranty required to be made by any Investor in connection with such Sale of the Company shall be limited to customary representations and warranties relating to such Investor and shares of capital stock of the Company owned by such Investor, (iii) the liability for indemnification, if any, of each Stockholder in the Sale of the Company for the inaccuracy of any representation or warranty made by the Company or applicable Stockholders in connection with such Sale of the Company, is several and not joint with any other person or entity (although nothing set forth herein shall be deemed to mean that an escrow fund established from the proceeds of a Sale of the Company for indemnification of such inaccuracy shall be a violation of the foregoing), is pro rata in proportion to the amount of consideration paid to such Stockholder in connection with such Sale of the Company and does not exceed the maximum amount of consideration to be received by such Stockholder from the Sale of the Company and (iv) if a choice with regards to the form of consideration is given to any Investor then all Investors shall be given the same choice.

(c) Tag-Along Rights. Except as provided in Section 5(d), each Investor may transfer shares of capital stock of the Company owned by it, provided that as a condition of such Proposed Transfer such Investor grants to each other Party a Tag-Along Right with respect to such Proposed Transfer, in which case, the following terms and conditions shall apply:

(i) Notice. The Investor proposing to make a Proposed Transfer (the “Transferring Holder”) must deliver a Proposed Transfer Notice to each other Party not later than thirty (30) days prior to the consummation of such Proposed Transfer.

(ii) Exercise of Right. Each respective Party (except for the Transferring Holder) may elect to exercise its Tag-Along Right and participate on a pro rata basis (as described in subsection 5(d)(iii)) in such Proposed Transfer on the same terms and conditions specified in the Proposed Transfer Notice. Each Party who desires to exercise its Tag-Along Right (each, a “Participating Investor”) must give the Transferring Holder written notice to that effect within fifteen (15) days after delivery of the Proposed Transfer Notice, and upon giving such notice such Participating Investor shall be deemed to have effectively exercised its Tag-Along Right.

(iii) Shares Includable. Each Participating Investor may include in the Proposed Transfer all or any part of such Participating Investor’s Investor Shares or Other Shares equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock subject to the Proposed Transfer by (ii) a fraction, the numerator of which is the number of Investor Shares (on an as-converted to Common Stock basis) and Other Shares owned by such Participating Investor immediately before consummation of the Proposed Transfer and the denominator of which is the total number of Investor Shares (on an as-converted to Common Stock basis) and Other Shares outstanding immediately prior to the consummation of the Proposed Transfer.

(iv) Purchase and Sale Agreement. The Participating Investors and the Transferring Holder agree that the terms and conditions of any Proposed Transfer will be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the Participating Investors and the Transferring Holder further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Section 5(d). The Purchase and Sale Agreement shall provide that the liability for indemnification by any Prospective Transferee shall not exceed the consideration received by such Prospective Transferee pursuant to the Purchase and Sale Agreement.

(v) Allocation of Consideration. The aggregate consideration payable to the Participating Investors and the Transferring Holder shall be allocated based on the number of shares of Transfer Stock sold to the Prospective Transferee by each Participating Investor and the Transferring Holder as provided in paragraph (iii) and shall be allocated to the Participating Investors and the Transferring Holder in accordance with Section 2 of Article IV(B) of the Restated Certificate as if such transfer were a Liquidation Event (as defined in the Restated Certificate).

(vi) Purchase by Selling Stockholder; Deliveries. Notwithstanding paragraph (iv) above, if any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Tag-Along Right from any Participating Investor or upon the failure to negotiate in good faith a Purchase and Sale Agreement reasonably satisfactory to the Participating Investors, the Transferring Holder and any Party may not sell any Transfer Stock to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, the Transferring Holder purchases all securities subject to the Tag-Along Right from such Participating Investor or Investors on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice and such other terms as such Participating Investor or Investors and the Transferring Holder shall agree. In connection with such purchase by the Transferring Holder, such Participating Investor or Investors shall deliver to the Transferring Holder a stock certificate or certificates, properly endorsed for transfer, representing the shares being purchased by the Transferring Holder. Each such stock certificate delivered to the Transferring Holder will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice, and the Transferring Holder shall concurrently therewith remit or direct payment to each such Participating Investor the portion of the aggregate consideration to which each such Participating Investor is entitled by reason of its participation in such sale as provided in this paragraph (vi).

(vii) Additional Compliance. If any Proposed Transfer is not consummated within one hundred eighty (180) days after receipt of the Proposed Transfer Notice, the Transferring Holder may not sell any Transfer Stock unless they first comply in full with each provision of this Section 5(c. The exercise or election not to exercise any right by any Party hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock.

(viii) Violation of Tag-Along If any Transferring Holder purports to sell any Transfer Stock in contravention of the Tag-Along Right (a “Prohibited Transfer”), each Party who desires to exercise its Tag-Along Right may, in addition to such remedies as may be available by law, in equity or hereunder, require the Transferring Holder to purchase from such Party the type and number of Investor Shares or Other Shares that such Investor would have been entitled to sell to the Prospective Transferee had the Prohibited Transfer been effected in compliance with the terms of this Section 5(c). The sale will be made on the same terms and subject to the same conditions as would have applied had the Investor not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Party learns of the Prohibited Transfer, as opposed to the timeframe proscribed in paragraph (ii) above. Such Transferring Holder shall also reimburse each Party for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s Tag-Along Right.

(d) Exempt Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 5(a) and (c) not apply: (i) in the case of a holder of Investor Shares or Other Shares that is an entity, upon a transfer by such holder to Affiliates, (ii) to a repurchase of Other Shares from an Other Stockholder by the Company at a price no greater than that originally paid by such Other Stockholder for such Other Shares and pursuant to an agreement containing vesting and/or repurchase provisions approved by the Board, (iii) in the case of an Other Stockholder that is a natural person, upon a transfer of Transfer Stock by such Other Stockholder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy, to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Other Stockholder (or his or her spouse) (all of the foregoing collectively referred to as “Family Members”), or any other relative approved by the Board, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Other Stockholder or any such Family Members, (iv) in the case of a holder of Investor Shares, upon a transfer by such holder to another Investor or an Affiliate of such other Investor or (v) upon a Proposed Transfer approved by Holdings; provided that in the case of clauses (i), (iii), (iv), and (v), such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as an Investor or Other Stockholder, as applicable, including the obligations with respect to Proposed Transfers of such Transfer Stock; and provided, further, in the case of any transfer pursuant to clause (iii) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

(e) Certain Legal Requirements. In the event that the consideration to be paid in exchange for Investor Shares or Other Shares in a Sale of the Company or a Proposed Transfer pursuant to Section 5(b) or Section 5(c) includes any securities, and the receipt thereof by an Investor or Other Stockholder would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Sale of the Company or the Proposed Transfer or (ii) the provision to any Investor or Other Stockholder of any information regarding the Company, such securities or the issuer thereof, including by reason of the failure of one or more of such holders to be an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act, such holder(s) shall not have the right to sell its Investor Shares or Other Shares in such proposed transaction. In such event, the Company or the Transferring Holder, as applicable, shall have the right, but not the obligation, to cause to be paid to such Investor or Other Stockholder in lieu thereof, against surrender of its Investor Shares or Other Shares which would have otherwise been sold in the proposed Sale of the Company or Proposed Transfer, an amount in cash equal to the fair market value of such shares as of the date such securities would have been issued in exchange for such shares.

6. Legend on Share Certificates. Each certificate representing any Investor Shares or Other Shares shall be endorsed by the Company with a legend reading substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A STOCK PURCHASE AGREEMENT, VOTING AGREEMENT, AND INVESTORS’ RIGHTS AGREEMENT, AS EACH MAY BE AMENDED FROM TIME TO TIME (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY WITHOUT COST UPON WRITTEN REQUEST), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID STOCK PURCHASE AGREEMENT, VOTING AGREEMENT, AND INVESTORS’ RIGHTS AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

7. Covenant of the Company. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company.

8. No Liability for Election of Recommended Directors. Neither the Company, the Investors, the Other Stockholders, nor any officer, director, stockholder, partner, employee or agent of any such Party, makes any representation or warranty as to the fitness or competence of the nominee of any Party hereunder to serve on the Board by virtue of such Party’s execution of this Agreement or by the act of such Party in voting for such nominee pursuant to this Agreement.

9. Grant of Proxy. Upon the failure of any Investor or Other Stockholder to vote their Investor Shares or Other Shares, as applicable, in accordance with the terms of this Agreement, such Party hereby grants to the Chairman of the Board a proxy coupled with an interest in all Investor Shares and Other Shares owned by such Party, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 9 is amended to remove such grant of proxy in accordance with Section 16 hereof, to vote all such Investor Shares and Other Shares in the manner provided in this Agreement.

10. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any other Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

11. Execution by the Company. The Company, by its execution in the space provided below, agrees that it will cause the certificates issued after the date hereof evidencing the shares of Investor Shares and Other Shares to bear the legend required by Section 6 hereof, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office, free of charge. The parties hereto do hereby agree that the failure to cause the certificates evidencing the shares of Investor Shares and Other Shares to bear the legend required by Section 6 hereof and/or failure of the Company to supply, free of charge, a copy of this Agreement, as provided under this Section 11, shall not affect the validity or enforcement of this Agreement.

12. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

13. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given or delivered: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 13).

14. Term. This Agreement shall terminate and be of no further force or effect upon (a) the consummation of the Company’s sale of its Common Stock or other securities pursuant to a registration statement under the Securities Act of 1933, as amended (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) or (b) the consummation of a Sale of the Company.

15. Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

16. Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company, (ii) prior to the time of a Holdings Liquidation, Holdings and (iii) the Required Series D Holders. Notwithstanding the foregoing, (a) this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor holding Series D Preferred Stock, in their capacities as such, without the written consent of such Investor holding Series D Preferred Stock, unless such amendment, termination or waiver applies to all such Investors holding Series D Preferred Stock, in their capacities as such, in the same fashion; (b) this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Other Stockholder without the written consent of such Other Stockholder unless such amendment, termination or waiver applies to all Other Stockholders in the same fashion and (c) this Agreement may be amended without the consent of the Required Series D Holders to include securities to be issued in a subsequent equity financing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company, each Investor and each Other Stockholder.

17. Stock Splits, Stock Dividends, etc. In the event of any issuance of shares of the Company’s voting securities hereafter to any of the Parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 6.

18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19. Additional Parties.

(a) In the event that, after the date of this Agreement, the Company enters into an agreement with any person to issue shares of capital stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged) to someone that is not a party hereto, then the Company shall cause such person, as a condition to entering into such agreement, to become a party to this Agreement as an Other Stockholder, in the case of the issuance of Common Stock, and an Investor, in the case of Preferred Stock, by executing and delivering the Adoption Agreement attached to this Agreement as Exhibit A.

(b) Notwithstanding the terms of Section 16, Schedules A and B hereto may be amended by the Company from time to time without the consent of the other parties hereto to add information regarding Investors and Other Stockholders that become parties to this Agreement pursuant Section 19(a) above.

20. Binding Effect. In addition to any restriction on transfer that may be imposed by any other agreement by which any Party hereto may be bound, this Agreement shall be binding upon the Parties, their respective heirs, successors, transferees and assigns and to such additional individuals or entities that may become stockholders of the Company and that desire to become Parties hereto; provided that for any such transfer to be deemed effective, the transferee shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by a transferee reasonably acceptable to the Company, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages hereto. By its execution hereof or any Adoption Agreement, each of the Parties hereto appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder.

21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof.

22. Entire Agreement. This Agreement is intended to be the sole agreement of the Parties as it relates to the subject matter hereof and supersede all other agreements of the Parties relating to the subject matter hereof.

23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24. Certain Other Definitions. In addition the terms defined elsewhere in this Agreement, the following terms shall have the definitions set forth below for the purposes of this Agreement:

(a) “Affiliate” means any Person who, directly or indirectly, controls, is controlled by or is under common control with another Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For all purposes hereunder, Kaiser Permanente Ventures LLC – Series A, Kaiser Permanente Ventures LLC – Series Band The Permanente Federation LLC shall be deemed to be Affiliates of each other.

(b) “Holdings Liquidation” means such time as Holdings distributes all of the equity securities of the Company then held by Holdings to its members pursuant to Section 4.4(b) of the Holdings LLC Agreement.

(c) “Holdings LLC Agreement” means Amended and Restated Limited Liability Company Agreement of Holdings, dated on or about the date hereof, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

(d) “Person” means an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity.

(e) “Proposed Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any Investor or Other Stockholder.

(f) “Proposed Transfer Notice” means written notice from the applicable Investor setting forth the terms and conditions of a Proposed Transfer.

(g) “Prospective Transferee” means any person to whom the applicable Investor proposes to make a Proposed Transfer.

(h) “Required Series D Holders” means the holders of at least sixty seven percent (67%) of the outstanding shares of Series D Preferred Stock, voting separately as a class.

(i) “Sale of the Company” means a transaction that qualifies as a “Liquidation Event” as defined in the Restated Certificate.

(j) “Tag-Along Right” means the right, but not the obligation, of a Party to participate in a Proposed Transfer to a Prospective Transferee on the terms and conditions specified in the Proposed Transfer Notice.

(k) “Transfer Stock” means the Investor Shares and/or Other Shares held by an Investor or Other Stockholder, as applicable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:

VALERITAS, INC.

By:	/s/ Kristine Peterson

Name:	Kristine Peterson
Title:	Chief Executive Officer

Address: 750 Route 202 South, Suite 100 Bridgewater, NJ 08807

INVESTORS:

VALERITAS HOLDINGS, LLC

By:	/s/ Kristine Peterson

Name:	Kristine Peterson
Title:	President

Address: 750 Route 202 South, Suite 100 Bridgewater, NJ 08807

INVESTORS:

WELSH, CARSON, ANDERSON & STOWE XI, L.P.

By:	WCAS XI ASSOCIATES LLC, its General Partner

By:	/s/ Jonathan M. Rather

Name:	Jonathan M. Rather
Title:	Managing Member

WCAS MANAGEMENT CORPORATION

By:	/s/ Jonathan M. Rather

Name:	Jonathan M. Rather
Title:	Treasurer

WCAS XI CO-INVESTORS LLC

By:	/s/ Jonathan M. Rather

Name:	Jonathan M. Rather
Title:	Managing Member

Address:	c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, New York 10022
Attn: Paul B. Queally

INVESTORS:

FULL SUCCEED INTERNATIONAL LIMITED

By:	/s/ Yu Le

Yu Le, Director

Address:	35/F, No. 1333 Lujiazui Ring Road
Ping An Finance Tower
Pu Dong, Shanghai, PRC

INVESTORS:

MPM BIOVENTURES IV-QP, L.P.

BY: MPM BIOVENTURES IV GP LLC, ITS GENERAL PARTNER

BY: MPM BIOVENTURES IV LLC, ITS MANAGING MEMBER

	By:	/s/ Todd Foley

	Name:	Todd Foley

	Title:	Member

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG

BY: MPM BIOVENTURES IV GP LLC, IN ITS CAPACITY AS THE MANAGING LIMITED PARTNER

BY: MPM BIOVENTURES IV LLC, ITS MANAGING MEMBER

	By:	/s/ Todd Foley

	Name:	Todd Foley

	Title:	Member

MPM ASSET MANAGEMENT INVESTORS BV4 LLC

BY: MPM BIOVENTURES IV LLC, ITS MANAGER

	By:	/s/ Todd Foley

	Name:	Todd Foley

	Title:	Member

Address:	The John Hancock Tower
200 Clarendon Street, 54th Floor
Boston, MA 02116
tfoley@mpmcapital.com
vkailian@mpmcapital.com
617.425.9200

INVESTORS:

ONSET VI, L.P.

BY: ONSET VI MANAGEMENT, LLC, ITS GENERAL PARTNER

	By:	/s/ John Ryan

	Name:	John Ryan

	Title:	Managing Director

Address:	2490 Sand Hill Rd.
Menlo Park CA 94025
bea@onset.com
john@onset.com
650.529.0700

INVESTORS:

PITANGO VENTURE CAPITAL FUND V, L.P.

BY: PITANGO V.C. FUND V, L.P., ITS GENERAL PARTNER

BY: PITANGO G.P. CAPITAL HOLDINGS LTD., ITS GENERAL PARTNER

By:

Name:
Title:

PITANGO VENTURE CAPITAL PRINCIPALS FUND V, L.P.

BY: PITANGO V.C. FUND V, L.P., ITS GENERAL PARTNER

BY: PITANGO G.P. CAPITAL HOLDINGS LTD., ITS GENERAL PARTNER

By:

Name:
Title:

Address:	11 HaMenofim Street, Building B
Herzlia 46725 Israel
daphna.c@pitango.com
ittai.h@pitango.com
zeev.b@pitango.com
650.357.9080

INVESTORS:

AUDA CAPITAL IV CO-INVESTMENT GMBH & CO. KG

	By:	Auda Capital IV Co-Investment Fund GP L.P. its Managing Limited Partner
	By:	Auda Capital IV Co-Investment Fund LLC its General Partner
	By:	Auda Private Equity LLC its Managing Member

		By:	/s/ Stephen B. Wesson

		Name:	Stephen B. Wesson / Tim Avery
		Title:	Managing Director / CFO CCO

AUDA CAPITAL IV CO-INVESTMENT FUND L.P.

	By:	Auda Capital IV Co-Investment Fund GP L.P. its Managing Limited Partner
	By:	Auda Capital IV Co-Investment Fund LLC its General Partner
	By:	Auda Private Equity LLC its Managing Member

		By:	/s/ Stephen B. Wesson

		Name:	Stephen B. Wesson / Tim Avery
		Title:	Managing Director / CFO CCO

AUDA VALERITAS SEGREGATED PORTFOLIO a segregated portfolio of Auda Capital IV Co-Investment Fund SPC

	By:	/s/ Stephen B. Wesson

	Name:	Stephen B. Wesson / Tim Avery
	Title:	Managing Director / CFO CCO

Address:	c/o Auda International L.P.
888 Seventh Avenue, 41st Floor
New York, NY 10151
Tel.: (212) 593-2306
Fax: (212) 593-2974
Email: andryc@auda.com

INVESTORS:

ABINGWORTH BIOVENTURES V LP

BY: ABINGWORTH LLP, ITS MANAGER

	By:	/s/ JAMES ABELL

	Name:	JAMES ABELL
	Title:	PARTNER

Address:	Abingworth LLP
38 Jermyn Street
London SW1Y 6DN
United Kingdom
Attn: General Counsel
Fax: +44 (0) 207 534 1539

INVESTORS:

ADVANCED TECHNOLOGY VENTURES VIII, L.P.

BY: ATV ASSOCIATES VIII, L.L.C.
ITS GENERAL PARTNER

	By:	/s/ Jean George

	Name:	Jean George
	Title:	Managing Director

Address:	500 Boylston St, Suite 1380
Boston MA 02116
abruce@atvcapital.com
dcunnane@atvcapital.com
617-850-9700

INVESTORS:

HLM VENTURE PARTNERS II, L.P.

BY: HLM VENTURE ASSOCIATES, LLC
ITS GENERAL PARTNER

	By:	/s/ Daniel J. Galles

	Name:	Daniel J. Galles
	Title:	Authorized Signator

Address:	HLM Venture Partners
222 Berkeley Street
Boston, MA 02116
vfabiani@hlmvp.com
617-266-0030

With a copy to:
Dan Galles
HLM Venture Partners
201 Mission Street
Suite 2240
San Francisco, CA 94105

INVESTORS:

THE PERMANENTE FEDERATION LLC - SERIES J

By:	/s/ GLEN HENTGES

Name:	GLEN HENTGES
Title:	CFO

KAISER PERMANENTE VENTURES, LLC - SERIES A

By:	/s/ THOMAS MEIER

Name:	THOMAS MEIER
Title:	SVP & TREASURER

KAISER PERMANENTE VENTURES, LLC - SERIES B

By:	/s/ THOMAS MEIER

Name:	THOMAS MEIER
Title:	SVP & TREASURER

Address:	One Kaiser Plaza, 22nd Floor
Oakland, CA 94612
Attn: Chris M. Grant
510-271-5687

INVESTORS:

CHL MEDICAL PARTNERS III, L.P.

BY: CHL MEDICAL PARTNERS III, LLC,
ITS GENERAL PARTNER

By:	/s/ GREGORY WEINHOFF

Name:	GREGORY WEINHOFF
Title:	VICE PRESIDENT

CHL MEDICAL PARTNERS III SIDE FUND, L.P.

BY: CHL MEDICAL PARTNERS III, LLC,
ITS GENERAL PARTNER

By:	/s/ GREGORY WEINHOFF

Name:	GREGORY WEINHOFF
Title:	VICE PRESIDENT

Address:	1055 Washington Boulevard
6th Floor
Stamford, CT 06901
apermenis@chlmedical.com
gweinhoff@chlmedical.com
203.324.7700

INVESTORS:

TULLIS OPPORTUNITY FUND, L.P.

By:	Tullis Opportunity Fund, L.L.C.,
Its general partner

	By:	/s/ James L. L. Tullis

	Name:	James L. L. Tullis
	Title:	Manager

TULLIS OPPORTUNITY FUND II, L.P.

By:	Tullis Opportunity Fund II, L.L.C.,
Its general partner

	By:	/s/ James L. L. Tullis

	Name:	James L. L. Tullis
	Title:	Manager

Address:	c/o Tullis-Dickerson & Co., Inc.
55 Old Field Point Rd.
Greenwich, CT 06830
Attn: James L. L. Tullis
Fax: (203) 629-9293
Email: jtullis@tullisfunds.com

PED-VLRTS, LLC

By:
Name:
Title:

Address:

INVESTORS:

TULLIS OPPORTUNITY FUND, L.P.

By:	Tullis Opportunity Fund L.L.C.,
Its general partner

By:
	Name:	James L. L. Tullis
	Title:	Manager

TULLIS OPPORTUNITY FUND II, L.P.

By:	Tullis Opportunity Fund II, L.L.C.,
Its general partner

By:
	Name:	James L. L. Tullis
	Title:	Manager

Address:	c/o Tullis-Dickerson & Co., Inc.
One Stamford Plaza
263 Tresser Boulevard, 12th Floor
Stamford, CT 06901
Attn: James L. L. Tullis
Fax: (203) 629-9293
Email: jtullis@thi-funds.com

PED-VLRTS, LLC

By:	/s/ E. GRAY LEE

Name:	E. GRAY LEE
Title:	SVP

Address:	4525 Harding Rd.
Suite 200
Nashville, TN 37205

INVESTORS:

/s/ ELIZABETH GORDON

ELIZABETH GORDON

Address:

With a copy to:

INVESTORS:

/s/ Evan Norton

Evan Norton

Address:

INVESTORS:

SAINT JOHN’S UNIVERSITY

By:	/s/ Richard Adamson

Name:	Richard Adamson
Title:	Vice President & Treasurer

Address:	2850 Abbey Plaza
PO Box 2222
Collegeville, MN 56321
Attention: Jennifer M. Meyer
JMMEYER@CSBSJU.EDU
320-363-2131

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (“Transferee”) pursuant to the terms of that certain Voting Agreement dated as of June 23, 2014 (as the same may be amended, modified, restated or supplemented from time to time in accordance with its terms, the “Agreement”) by and among the Company and certain of its stockholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee hereby agrees as follows:

(a) Acknowledgment. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement.

(b) Agreement. Transferee (i) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, (ii) shall be deemed an [Investor][Other Stockholder] for all purposes under the Agreement and (iii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a Party thereto.

(c) Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED this      day of             , 201    .

TRANSFEREE:

By:
Name and Title

Address:
Fax:

Accepted and Agreed:

VALERITAS, INC.

By:

Title:

E-1